UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2007

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 2, 2007, the Board of Directors of Piper Jaffray Companies (the "Company") elected Lisa K. Polsky to serve as a Class II director of the Company with a term ending in 2008. Ms. Polsky is the president of Polsky Partners, a New York-based consulting firm specializing in hedge fund allocation, risk management and valuation policy. Ms. Polsky has been appointed by the Board of Directors to serve on the Audit Committee and the Compensation Committee of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 2, 2007, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws declassifying the Board of Directors and implementing the annual election of all of the Company’s directors to be phased in beginning in 2008 and ending in 2010. The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Bylaws (as of May 2, 2007)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

May 4, 2007	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws (as of May 2, 2007)